Exhibit 10(l)


               SECOND AMENDMENT TO FIRST RESTATED CREDIT AGREEMENT


     This Second Amendment to First Restated Credit Agreement (this "Second Amendment") is entered into as of the 25th day of February, 1998, by and among Denbury Management, Inc. ("Borrower"), Denbury Resources, Inc. ("Parent"), NationsBank of Texas, N.A., as Administrative Agent ("Agent"), and NationsBank of Texas, N.A., as Bank (the "Bank").

                                W I T N E S E T H

     WHEREAS, Borrower, Parent, Agent and the Bank are parties to that certain First Restated Credit Agreement dated as of December 29, 1997, as amended by that certain First Amendment to First Restated Credit Agreement dated as of January 27, 1998 (as amended, "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, pursuant to the Credit Agreement the Banks have made certain Loans to Borrower; and

     WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement in certain respects.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Agent and each Bank hereby agree as follows:

     Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, the Credit Agreement shall be amended effective February 25, 1998 (the "Effective Date") in the manner provided in this Section 1.

     1.1. Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add the definition of "Second Amendment" as follows:

          "Second Amendment" means that certain Second Amendment to First Restated Credit Agreement dated as of February 25, 1998 among Borrower, Parent, Agent and Banks.

     1.2 Amendment to Definitions. The definitions of "Eligible Assignee" and "Loan Papers" in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

          "Eligible  Assignee" means (a) a Bank; (b) an affiliate of a Bank; and
(c) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 14.10, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Administrative Agent, and such approval to be deemed given by the Borrower if no objection is received by the assigning Bank and the Administrative Agent from the Borrower within two Domestic Business Days after notice of such proposed assignment has been provided by the assigning Bank to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

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


          "Loan Papers" means this Agreement, the First Amendment, the Second Amendment, the Notes, the Facility Guarantees, the Parent Pledge Agreement, the Existing Mortgages (as amended by the Amendment to Mortgages), and all Mortgages now or at any time hereafter delivered pursuant to Section 5.1, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     1.3 Conditions. The introductory clause to Section 6.2 of the Credit agreement shall be amended to read in full as follows:

          "The obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of the Agent to issue, extend, amend or renew any Letter of Credit on the date such Letter of Credit is to be issued, extended, amended or renewed is subject to the further satisfaction of the following conditions:"

     1.4 Amendments and Waivers. Section 14.5 of the Credit Agreement shall be amended to read in full as follows:

          "SECTION 14.5. Amendments and Waivers. Any provision of this Agreement, the Notes or the other Loan Papers may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all Banks, (a) increase the Commitment of any Bank, (b) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (c) change the percentage of the Total Commitment, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 14.5 or any other provision of this Agreement, (d) extend the due date for, or forgive any principal, interest or fees due hereunder, (e) release any material guarantor or other material party liable for all or any part of the Obligations or release any material part of the collateral for the Obligations or any part thereof other than releases required pursuant to sales of collateral which are expressly permitted by Section 9.5 hereof, or (f) amend or modify any of the provisions of
Article IV hereof or the definitions of any terms defined therein."

     1.5 Assignments and Participations. Section 14.10 of the Credit Agreement shall be amended to add the following subsection (g) to the end of such Section:

          "(g) Each Loan Paper binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. Neither Borrower nor Parent shall assign or transfer any rights or obligations under any Loan Paper or permit any other Credit Party to assign or transfer any rights or obligations under any Loan Paper without first obtaining all Banks' consent, and any purported assignment or transfer without all Banks' consent is void."

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

     Section 2. Waiver Regarding  Environmental  Workplan.  Pursuant to Schedule
8.10 of the Credit Agreement, Borrower was required to provide an environmental Workplan by February 12, 1998. Borrower requests additional time to prepare such Workplan. Bank hereby extends the due date for delivery of the Workplan pursuant to Section 8.10 of the Credit Agreement to March 15, 1998. Bank waives any Default or Event of Default resulting from the failure to deliver the Workplan on February 12, 1998. Borrower acknowledges that this waiver and extension are limited solely to Schedule 8.10 of the Credit Agreement. Nothing contained herein shall obligate the Banks to grant any additional or future waiver or extension of Schedule 8.10 of the Credit Agreement or any other provision of any Loan Paper.

     Section 3. Representations and Warranties of Borrower. To induce the Banks and Agent to enter into this Second Amendment, Borrower and Parent hereby represent and warrant to Agent as follows:

          (a) Each representation and warranty of Borrower and Parent contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.

          (b) The execution, delivery and performance by Borrower and Parent of this Second Amendment are within the Borrower's and Parent's corporate powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower, the Subsidiaries of Borrower or the Parent or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower or the Parent except Permitted Encumbrances.

          (c) This Second Amendment constitutes the valid and binding obligations of Borrower and the Parent enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

          (d) Borrower and Parent have no defenses to payment, counterclaim or rights of set-off with respect to the Obligations existing on the date hereof.

     Section 4. Miscellaneous.

     4.1 Reaffirmation of Loan Papers; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. Borrower and Parent hereby extend the Liens securing the Obligations until the Obligations have been paid in full or are specifically released by Agent and Banks prior thereto, and agree that the amendments and modifications herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof.

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


     4.2 Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     4.3 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Agent incurred by Agent, in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

     4.4 Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Second Amendment until all parties have executed a counterpart. Facsimiles shall be effective as originals.

     4.5 Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     4.6 Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                                                BORROWER:

                                                DENBURY MANAGEMENT, INC.,
                                                a Texas corporation


                                                By:
                                                    ---------------------------
                                                      Gareth  Roberts
                                                      President     and    Chief
                                                      Executive Officer

                                                By:
                                                    ---------------------------
                                                      Phil Rykhoek
                                                      Chief  Financial   Officer
                                                      and Secretary



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



                                                PARENT:

                                                DENBURY RESOURCES, INC.,
                                                a corporation incorporated under
                                                the Canada Business Corporations
                                                Act


                                                By:
                                                   ----------------------------
                                                      Gareth Roberts
                                                      President     and    Chief
                                                      Executive Officer


                                                By:
                                                   ----------------------------
                                                      Phil Rykhoek
                                                      Chief  Financial   Officer
                                                      and Secretary

                                                ADMINISTRATIVE AGENT:

                                                NATIONSBANK OF TEXAS, N.A.


                                                By:
                                                   ----------------------------
                                                      J. Scott Fowler
                                                      Vice President


                                    BANKS:

                                                NATIONSBANK OF TEXAS, N.A.


                                                By:
                                                   ----------------------------
                                                      J. Scott Fowler
                                                      Vice President




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